Exhibit 4.12

Execution Version
FIRST LIEN TRADEMARK SECURITY AGREEMENT
          THIS FIRST LIEN TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of August 31, 2010, is entered into by U.S. CONCRETE, INC., a Delaware corporation (“Grantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee and noteholder collateral agent (the “Noteholder Collateral Agent”) for the Secured Parties.
          Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Pledge and Security Agreement dated as of the date hereof among Grantor and the Noteholder Collateral Agent (as such agreement may be amended, restated, supplemented or modified from time to time, the “Security Agreement”).
          WHEREAS, pursuant to the Security Agreement, Grantor is required to grant a security interest to the Noteholder Collateral Agent, for the benefit of the Secured Parties, in all of Grantor’s trademarks, trade names, service marks, logos and all registrations and recordings thereof and applications (other than “intent to use” applications until a verified statement of use or allegation of use is filed and accepted by the U.S. Patent and Trademark Office with respect to such applications) in connection therewith, whether registered or unregistered, now owned or hereafter acquired, and wherever located, including the trademarks and trademark applications listed on Schedule 1 hereto (collectively, the “Secured Trademarks”).
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and the Noteholder Collateral Agent hereby agree as follows:
1. Grant of Security Interest.
     (a) Grantor hereby pledges, collaterally assigns and grants to the Noteholder Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under all the Secured Trademarks, including all reissues, extensions or renewals thereof and all goodwill associated with or symbolized by any of the foregoing.
     (b) The security interest granted hereby is granted in conjunction with the security interest granted to the Noteholder Collateral Agent under the Security Agreement and is subject to the terms and conditions of the Intercreditor Agreement. The rights and remedies of the Secured Parties with respect to the security interest granted hereby are further set forth in the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.
2. Termination of Security Interest.
          The security interest created hereby shall terminate in accordance with the terms and conditions set forth in the Security Agreement.

3. Modification of Agreement.
          This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement. Notwithstanding the foregoing, the Noteholder Collateral Agent may modify this Agreement, after obtaining the Grantor’s approval of or signature to such modification, by amending Schedule 1 hereto to include reference to any right, title or interest in any trademarks currently owned by Grantor or any trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any trademarks in which Grantor no longer has or claims any right, title or interest.
4. Governing Law.
          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.
5. Successors and Assigns.
          This Agreement shall be binding upon and inure to the benefit of the Noteholder Collateral Agent and Grantor and their respective successors and permitted assigns. Grantor shall not, without the prior written consent of the Noteholder Collateral Agent given in accordance with the Security Agreement, assign any right, duty or obligation hereunder.
6. Counterparts.
          This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic communication (including via email or PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Grantor and the Noteholder Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTOR: U.S. CONCRETE, INC., a Delaware corporation

By:
Name:
Title:

STATE OF	)

	)	ss:
COUNTY OF	)

          On August __, 2010, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the _______________, on behalf of U.S. Concrete, Inc., a Delaware corporation, the company herein named, and acknowledged to me that the company executed the within instrument pursuant to its bylaws and/or the resolutions of its board of directors.
WITNESS MY HAND AND/OR OFFICIAL SEAL.
(NOTARIAL STAMP OR SEAL)

Notary Public
My Commission Expires:
______________________
[Signature Page to Trademark Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:
Name:
Title:

STATE OF	)

	)	ss:
COUNTY OF	)

          On August __, 2010, before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as a _______________ on behalf of U.S. Bank National Association, a national banking association, and acknowledged to me that the bank executed the within instrument pursuant to its bylaws or a resolution of its board of directors.
WITNESS MY HAND AND/OR OFFICIAL SEAL.
(NOTARIAL STAMP OR SEAL)

Notary Public
My Commission Expires:

[Signature Page to Trademark Security Agreement]

SCHEDULE 1
TRADEMARKS

Name of Grantor	Trademark	Registration Date	Registration Number
U.S. Concrete, Inc.	CON-STRUCT-LITE	6/24/2008	3455590
U.S. Concrete, Inc.	EF TECHNOLOGY	4/22/2008	3415322
U.S. Concrete, Inc.	EF TECHNOLOGY and design	4/22/2008	3415323
TRADEMARK APPLICATIONS
Trademark Applications:

Application Serial
Name of Grantor	Trademark Application	Application Filing Date	Number
U.S. Concrete, Inc.	ARIDUS	8/30/2010	85/119,125
Schedule 1-1